UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2012

GROEN BROTHERS AVIATION, INC.
(Exact name of registrant as specified in its charter)

Utah	0-18958	87-0489865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 West California Avenue
Salt Lake City, Utah 84104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 973-0177

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into a Material Definitive Agreement

On May 1, Groen Brothers Aviation, Inc. (“GBA”) filed a Form 8-K, with a copy of its associated Schedule 14C Preliminary Information Statement, which announced that following months of in depth negotiations with all its creditors, most of whom are significant equity holders as well, GBA had reached an agreement for a plan to accomplish a major financial restructuring.  That filing also noted that the Company had received a commitment from the holders of a significant majority of voting shares to vote in favor of the restructuring plan; subsequently a majority of votes has been received.

This plan will result in the elimination of substantially all of the Company’s debt obligations, which currently exceed $170 million, through the exchange of all of such debt for stock in a new private entity formed by GBA, named, “Groen Brothers Aviation Corporation” (“GBAC”).  In return, GBA will transfer substantially all its assets, notably all of its technologies, knowhow, and associated patents, into Groen Brothers Aviation Corporation in exchange for this relief of debt and maintenance of some continued ownership of Groen Brothers Aviation Corporation.  In contemplation of this financial restructuring, GBA filed in the State of Delaware a Certificate of Incorporation for GBAC as a wholly-owned subsidiary of GBA Inc.

GBA is now announcing, also in contemplation of the financial restructuring, that on July 19, 2012 an agreement was reached between GBAC and The General Office of Wuhai City Government (“WCG”), Inner Mongolia Autonomous Region, P.R. China.  Under this agreement, GBAC will form a Joint Venture Company (as described below), to establish a new Wuhai Aviation Industrial Park within the Wuhai Economic Development Zone Low Carbon Industrial Park.  The GBAC Joint Venture Company, as the anchor tenant of the Aviation Industrial Park, will also establish a series of modern aircraft manufacturing facilities primarily to produce FAA Type Certified gyroplanes of GBA’s designs and a few carefully chosen fixed wing designs that fit within GBA’s standard for highly advanced aircraft.  This will include the tandem seating SportHawk and ShadowHawk Gyroplane series, the ArrowHawk Gyroplane series starting at seven seats but subsequently up through 14 seats, and eventually the GBA GyroLiner class VTOL airliner series from 19 seats up to 100 seats.  Though the market for these aircraft is expected to be extremely large within China, these aircraft will be produced for worldwide distribution.

The Wuhai Aviation Industrial Park established by the GBAC Joint Venture Company will include full airport facilities capable of properly handling general aviation operations including a runway sufficient in length and size for use by executive business jets up to the Gulfstream sized aircraft.  In addition to the manufacturing facilities and airport terminal operations, located within the Wuhai Aviation Industrial Park will be training facilities for aircraft assembly personnel, aircraft “A&P” mechanics training, and both fixed wing and rotor wing pilot training with a pilot center and flying club; a research and development center; a not for profit aviation technology training center; and employee and student housing.  GBAC will be responsible for leading the whole of this effort and providing the necessary cadre to ensure its quality and timely completion.  WCG will provide up to approximately 2.6 square kilometers of land within the Low Carbon Industrial Park for placement of the Aviation Industrial Park and its associated facilities.

 GBA is also announcing that GBAC has entered into a joint venture agreement with ZhongXin Group Ltd. Co. registered in Hong Kong, SAR, China (“Hong Kong ZhongXin,”), a technology investment company.  Under this agreement, GBAC and Hong Kong ZhongXin are establishing the Joint Venture Company described above, tentatively named “GBA Aviation Investment Limited” (“GAI-JV”).  This Company will be registered in Wuhai City, Inner Mongolia Autonomous Region, P.R. China, with each party holding a 50% share ownership.  GBAC will license appropriate “civil” gyroplane technologies to GAI-JV.  None of GBAC’s military specific technologies will be transferred and the JV company will be restricted to civil aircraft only.

GBA anticipates that its financial restructuring process will be completed in early August.  It is expected that based on an August transaction date, the “Secured Debt Obligation Holders” in the aggregate will own approximately 73% of GBAC, the “Other GBA Debt Obligation Holders” in the aggregate will hold approximately 14%, Management combined will hold 9%, and GBA itself will hold approximately 4% of GBAC.  It is anticipated that GBAC will also form additional subsidiaries wherein GBA developed technologies will be utilized and significant additional funding will be raised in those subsidiaries to complete the commercialization of GBA’s Civil and Military technologies, both manned and unmanned.

The activities that heretofore have been undertaken by GBA and its operating subsidiary Groen Brothers Aviation USA, Inc. will be carried forward after the financial restructuring by the operations of Groen Brothers Aviation Corporation.  So that we may be able to retain the ‘good-will-value’ of the Groen name within the aerospace industry, the new private company has been named “Groen Brothers Aviation Corporation.”  The existing public company, GBA, will continue to be a “holding company,” but whereas it now owns 100% of its technologies and is in debt by more than $170,000,000, its total asset after the restructuring will become its minority interest in Groen Brothers Aviation Corporation and it will be, essentially, debt free.

The Company has prepared and issued a Press Release, which is filed as an exhibit to this Form 8-K filing.  Additionally, the Company has attached its 14C Definitive Information Statement, filed and mailed to shareholders on May 18, 2012.  Management recommends that those documents be read to more fully understand the context and implications of the matters reported in this Item 1.01.

Item  3.03  Material Modifications to Rights of Security Holders

Major Financial Reorganization of the Company

On May 1, 2012, Groen Brothers Aviation, Inc. (the “Company”) made the Schedule 14C Preliminary Information Statement filing to the Securities & Exchange Commission, pursuant to Section 14 (c) of the Securities Exchange Act of 1934.  That document, incorporated herein by reference, described the Company’s intention to undertake a major financial reorganization with a related transformation of its activities.  Today, July 25, 2012, the Company is indicating that it anticipates implementing that financial reorganization in early August and is announcing that in contemplation of the completion of that transaction it has reached a significant agreement with certain Chinese parties to exploit its gyroplane technologies.

The Company is also issuing a related Press Release that describes the proposed financial restructuring transaction and Chinese agreements.  This Press Release is attached.  This Form 8-K, the Schedule 14C Definitive Information Statement filed and mailed to shareholders on May 18, 2012 and the related Press Release can also be found on the Company website (www.groenbros.com).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit
99.1	14C Definitive Information Statement
99.2	Company Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROEN BROTHERS AVIATION, INC.
Date: July 24, 2012
By: /s/ David Groen
Name: David Groen
Title: Chairman, President & CEO